SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) June 18, 1998

Commission     Registrant; State of Incorporation;     I.R.S.
File Number    Address; and Telephone Number          Employer
                                                   Identification
                                                         No.
-----------    ----------------------------------  --------------

333-21011      FIRSTENERGY CORP.                   34-1843785
               (An Ohio Corporation)
               76 South Main Street
               Akron, Ohio  44308
               Telephone (800)736-3402


1-2578         OHIO EDISON COMPANY                 34-0437786
               (An Ohio Corporation)
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402


1-2323         THE CLEVELAND ELECTRIC              34-0150020
                ILLUMINATING COMPANY
               (An Ohio Corporation)
               c/o FirstEnergy Corp.
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402


1-3583         THE TOLEDO EDISON COMPANY           34-4375005
               (An Ohio Corporation)
               c/o FirstEnergy Corp.
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402


1-3491         PENNSYLVANIA POWER COMPANY          25-0718810
               (A Pennsylvania Corporation)
               1 East Washington Street
               P. O. Box 891
               New Castle, Pennsylvania  16103
               Telephone (412)652-5531



This combined Form 8-K is separately filed by FirstEnergy
Corp., Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company. Information contained herein relating to any individual registrant is filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to any of the four FirstEnergy subsidiaries is also attributed to FirstEnergy.

Item 5.  Other Events

     Power Supply --

In late June, the midwestern and southern regions of the United States experienced electricity shortages caused mainly by record temperatures and humidity and unscheduled generating unit outages. The Company's Davis-Besse Nuclear Power Station was removed from service on June 24 and is expected to return to service on July 6, 1998, as a result of damage to related transmission facilities caused by a tornado. Avon Lake Unit 9 also experienced an unscheduled outage in June due to lightning-related transformer damage and is expected to be back in service in mid-July.

To help ease this situation, the electric utility companies of FirstEnergy Corp. (Company), Ohio Edison Company, Pennsylvania Power Company (Penn Power), The Cleveland Electric Illuminating Company and The Toledo Edison Company, asked their customers to reduce nonessential uses of electricity to avoid the implementation of other load-shedding programs, including short-term rolling blackouts. Despite these measures, the Company's electric utility subsidiaries purchased significant amounts of power on the spot market at prices that substantially exceed the amounts expected to be recovered from retail customers. Although final results are not yet available, the recovery shortfall for all of the utility subsidiaries (assuming sales revenue at the May 1998 average composite retail rate) for the month of June 1998 could reduce consolidated net income by approximately $53 million ($.24 per share of common stock) in the second quarter of 1998. In a comparison of results for the second quarter of 1998 with the second quarter of 1997, the recovery shortfall would be partially offset by the effect of increased retail sales. Total power purchases for the month of June are expected to be less than ten percent of the Company's retail load requirements. Allocation of purchased power costs in June 1998 among the utility subsidiaries is not yet available.

     Power Marketing and Trading --

Due to the constrained power supply conditions in the region, spot prices for power recently reached unprecedented levels. One power marketer with which the Company's FirstEnergy Trading and Power Marketing Corp. (Trading) subsidiary has transactions under contract has defaulted, and others may be unable to perform as a result of these events. This exposes Trading to potentially significant credit losses and substantial costs to replace contracts that may not be fulfilled by other marketers. Trading expects to recognize a provision for potential credit losses which will reduce consolidated net income in the second quarter of 1998 by approximately $27 million ($.12 per share of common stock). Such losses will be partially offset by trading gains to be recognized in the second quarter of 1998. Trading has filed suit against the defaulting supplier and would expect to file suit should others default. Any credit losses that exceed the amounts currently estimated would reduce consolidated net income in future periods as would any related trading losses. The Company expects to advance funds to Trading to cover the losses it incurs.

     Penn Power Rate Restructuring Plan --

On June 18, 1998, the Pennsylvania Public Utility
Commission authorized a plan for Penn Power, which would essentially result in the deregulation of Penn Power's generation business. Accordingly, Penn Power will discontinue the application of Statement of Financial Accounting Standards No. 71 (SFAS 71) with respect to its generation business as of June 30, 1998.

The Securities and Exchange Commission (SEC) recently issued interpretive guidance regarding asset impairment measurement when a regulated enterprise such as an electric utility discontinues SFAS 71 for separable portions of its operations and assets. That guidance concludes that any supplemental regulated cash flows such as a competitive transition charge (CTC) should be excluded from the cash flows of assets in a portion of the business not subject to regulatory accounting practices. If such assets are impaired, a regulatory asset should be established if such costs are recoverable through regulatory cash flows. Consistent with the SEC guidance, Penn Power will reduce its nuclear generating unit investments by approximately $306 million, of which approximately $227 million will be recognized as a regulatory asset to be recovered through a CTC over a seven-year transition period. The net effect of discontinuing the application of SFAS 71 to Penn Power's generation business will be reflected as an extraordinary item which reduces consolidated net income in the second quarter of 1998 by approximately $31 million ($.14 per share of common stock).



                             SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



July 6, 1998



                                    FIRSTENERGY CORP.
                                    -----------------
                                      Registrant

                                   OHIO EDISON COMPANY
                                   -------------------
                                      Registrant

                                  THE CLEVELAND ELECTRIC
                                   ILLUMINATING COMPANY
                                  ----------------------
                                       Registrant

                                 THE TOLEDO EDISON COMPANY
                                 -------------------------
                                       Registrant


                                 /s/  Harvey L. Wagner
                                ------------------------
                                      Harvey L. Wagner
                                        Controller



                                 PENNSYLVANIA POWER COMPANY
                                 --------------------------
                                       Registrant


                                 /s/  Harvey L. Wagner
                                 -----------------------
                                      Harvey L. Wagner
                                        Comptroller